Exhibit 99-A

                             MUSKEGON COMMERCE BANK

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held On December 29, 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of MUSKEGON COMMERCE BANK hereby appoints Robert McCarthy and Paul R. Ballard, or either of them, to represent the undersigned at the special meeting of the shareholders of MUSKEGON COMMERCE BANK to be held on December 29, 2000, at 9:00 a.m. (local time), at Muskegon Commerce Bank, 255 Seminole Road, Muskegon, Michigan 49444, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS OF MUSKEGON COMMERCE BANK RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.


     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of December 31, 2000, between and among CAPITOL BANCORP LTD. and the shareholders of MUSKEGON COMMERCE BANK to exchange the shares of common stock of MUSKEGON COMMERCE BANK not now held by CAPITOL BANCORP LTD. for shares of common stock of CAPITOL BANCORP LTD. according to the terms of the Plan of Share Exchange. After the share exchange, MUSKEGON COMMERCE BANK will be a wholly owned subsidiary of CAPITOL BANCORP LTD.

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

[SIGNATURES ON REVERSE]
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Dated: DECEMBER ________, 2000

                                       -----------------------------------------
                                       Number of Shares of Muskegon Common Stock

                                       -----------------------------------------
                                          Signature (and title if applicable)

                                       -----------------------------------------
                                             Signature (if held jointly)

                                       Please sign your name exactly as it
                                       appears on your stock certificate. When
                                       shares are held by joint tenants, both
                                       should sign. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give full title as
                                       such. If a corporation, please sign in
                                       full corporate name by the President or
                                       other authorized officer. If a
                                       partnership, please sign in partnership
                                       name by authorized person.